EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 30, 2001 included in Registration Statement File Numbers 333-21173, 333-38219, 333-57855, 333-68209, 333-14659, 333-48380 and 333-45098.






Arthur Andersen LLP
Miami, Florida
March 30, 2001.